Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Senstar Technologies Corporation Stock Option Plan of our report dated April 23, 2025, with respect to the consolidated financial statements of Senstar Technologies Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/S/ KOST, FORER, GABBAY & KASIERER

KOST, FORER, GABBAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel
April 23, 2025